Exhibit 99.1

Power Solutions International Announces Receipt of Additional Notice From Nasdaq

WOOD DALE, Ill., March 29, 2017 — Power Solutions International, Inc. (“the Company”) (Nasdaq:PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced that on March 23, 2017, the Company received an additional notice from the Staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) based upon the Company’s continued non-compliance with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1). Specifically, the letter stated that since the Company has not yet filed its Form 10-K for the year ended December 31, 2016, this matter serves as an additional basis for delisting the Company’s securities from The NASDAQ Stock Market.

As previously disclosed, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which was held on March 9, 2017. At this hearing, the Company requested an automatic stay of suspension in trading in the Company’s common stock, which was granted pending the issuance of a final Panel decision. The Company also shared its plan to evidence full compliance with Nasdaq’s filing requirement and requested an extension of time to do so. The Panel has the discretion to grant the Company an extension through August 7, 2017; however, there can be no assurance that the Panel will ultimately grant the Company’s request for continued listing on Nasdaq.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers powertrains purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets, which includes work trucks, school

201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com
Power Solutions International, Inc.

and transit buses, terminal tractors, and various other vocational vehicles. In addition, PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, distributed generation, demand response, and co-generation power (CHP) applications; and mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s Common Stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events or results may differ materially from the Company’s expectations. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:

Power Solutions International, Inc.

Jeremy Lessaris

VP of Global Marketing & Communications

+1 (630) 350-9400

jlessaris@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com